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EX-99.B9

April 29, 2004

Board of Directors
MetLife Investors Insurance Company
One Madison Avenue
New York, NY 10010

Re:  Opinion of Counsel - MetLife Investors Variable Annuity Account One
                          Post-Effective Amendment No. 27 under the Securities Act of 1933 (File No. 033-39100), and Amendment No. 96 under the Investment Company Act of 1940 (File No. 811-05200) to the Registration Statement on Form N-4

Gentlemen:

I am an attorney and General Counsel to MetLife Investors Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Post-Effective Amendment (the "Amendment") for the Fixed and Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, MetLife Investors Variable Annuity Account One.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. MetLife Investors Variable Annuity Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of California and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

I consent to the reference to me under the caption "Legal Opinions" contained in the Statement of Additional Information that forms a part of the Registration Statement.

Sincerely,

Richard C. Pearson
General Counsel